Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Experts" and to the use of our Auditors' Report dated May 15, 2003 in Amendment No. 1 to the Form SB-2 Registration Statement of Broad Scope Enterprises, Inc. for the registration of shares of its common stock.

/s/"Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS
Vancouver, Canada
September 3, 2003